Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intersil Corporation:

We consent to the incorporation by reference in the registration statements on Form S-4 (Nos. 333-84794 and 333-114021) and Form S-8 (Nos. 333-88208, 333-117890, 333-166391, 333-163448, 333-161906, 333-151374, 333-65804, 333-31094, 333-174249, 333-183065, 333-187618, and 333-198318) of Intersil Corporation and subsidiaries of our reports dated February 12, 2015 with respect to the consolidated balance sheets of Intersil Corporation as of January 2, 2015 and January 3, 2014, and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for each of the years in the three-year period ended January 2, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 2, 2015, which reports appear in the January 2, 2015 annual report on Form 10-K of Intersil Corporation and subsidiaries.

/s/ KPMG LLP

Orlando, Florida

February 12, 2015

Certified Public Accountants